FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften, Chief Financial Officer	Steve Littlejohn, Vice President, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173

Steve Balet / Laurie Connell	Joele Frank / Steve Frankel
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449

Express Scripts Comments on Caremark’s Attempts to Defend Lavish

Payments to its Senior Management

St. Louis, January 31, 2007 – Express Scripts, Inc. (Nasdaq: ESRX) today commented on the statement made by Caremark Rx, Inc. (NYSE: CMX) in an advertisement published today.

“It is outrageous that Caremark would spend stockholder money attempting to defend the lavish payments that its senior management would receive in a combination with CVS. We have trouble understanding how a ‘merger of equals’ could possibly warrant almost $100 million in sweetheart ‘change of control’ payments to people who will largely continue to be employed by the merged company. As if there weren’t enough reasons to question the rationale of the ill-conceived CVS-Caremark combination, the greed and excess exhibited by Caremark’s management surely raises a lot of red flags.”

In contrast to Caremark’s defense of its management payouts, Express Scripts noted that in mid-December 2006, each member of its senior management team voluntarily waived their change of control rights should Express Scripts acquire Caremark and that transaction is considered a change of control under the Company’s equity plan. In its S-4 filed with the Securities and Exchange Commission on January 16, 2007, the Company said:

“[Express Scripts does] not believe that the offer and the second-step merger will result in a change of control under any of the Company's stock option plans or any employment agreement between the Company and any of its employees. For the avoidance of doubt, each member of our senior management has waived and modified the terms of their grants under our current long-term incentive plan and the terms of their employment agreements such that the proposed transaction with Caremark would not be deemed to constitute a change of control. As a result, no options or other equity grants held by such persons will vest as a result of the offer and the second-step merger.”

A number of independent parties have also questioned the massive payouts to Caremark’s management:

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“For the others, however, the question remains: Why should shareholders provide millions of dollars in what amounts to severance payments to executives who aren't being severed?”* (Steven Pearlstein, Washington Post, 01.31.07)

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“It’s almost unbelievable. How could Caremark’s directors have planned to sell the company for virtually no premium when their duty is to maximize returns for holders in every situation? How can they allow management to accept a generous payout from CVS while effectively selling out the ordinary stockholders?”

“[Caremark] managers will come out like kings; the stockholders will come out like pound animals."* (Ben Stein, New York Times, 01.21.07)

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"... Crawford and four other senior executives would get $90.9 million in severance, stock options and other payments once the deal closes, while ordinary investors would see little if any profit from the sale of their shares."* (Todd Pack, The Tennessean, 01.29.07)

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In the CVS proposal..."The inequities could not be more apparent. Shareholders get a coercive, zero-premium deal while Crawford gets a $48 million payout, jobs for himself and his son and complete indemnification for his alleged option backdating transgressions."* (Gerland H. Silk, Bernstein, Litowitz, Berger & Grossmann, one of the firms representing the Louisiana pension fund, New York Times, 01.11.07)

Skadden, Arps, Slate, Meagher & Flom LLP and Arnold & Porter LLP are acting as legal counsel to Express Scripts, and Citigroup Corporate and Investment Banking and Credit Suisse are acting as financial advisors. MacKenzie Partners, Inc. is acting as proxy advisor to Express Scripts.

*Permission to use quotations neither sought nor obtained.

Safe Harbor Statement

This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:

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uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices
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investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

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changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

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uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

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uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs
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continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

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competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

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results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies
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the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network
•	the use and protection of the intellectual property we use in our business
•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements
•	our ability to continue to develop new products, services and delivery channels
•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs
•	increase in credit risk relative to our clients due to adverse economic trends
•	our ability to attract and retain qualified personnel
•	other risks described from time to time in our filings with the SEC

Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:

•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction
•	required regulatory approvals may not be obtained in a timely manner, if at all
•	the proposed transaction may not be consummated
•	the anticipated benefits of the proposed transaction may not be realized
•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected
•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Information

Express Scripts has filed a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.

In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they becomes available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.

Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in any proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.

About Express Scripts

Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.

Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.

Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.

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